EXHIBIT 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAVE BEEN REDACTED.

MASTER SUPPLY AGREEMENT

between

SCHOTT AG, Business Unit Tubing, 95660 Mitterteich, Germany (SCHOTT)

and

Stevanato Group S.p.a., Via Molinella, Piombino Dese, Padova, Italy (Stevanato) as well as its affiliates Stevanato Group International a.s., Nuova Ompi, Medical Glass, Ompi North America, OMPI China and OMPI DO BRASIL INDÚSTRIA E COMÉRCIO DE EMBALAGENS FARMACÊUTICAS LTDA (jointly the Purchasers and each of them a Purchaser).

Stevanato represents that it is authorized to act in the name and on behalf of all Purchasers.

Preamble

The parties have concluded in 2017 a Master Supply Agreement with a minimum fix term until 31st December 2019. Thereafter, the Master Supply Agreement would automatically prolong unless terminated by one of the parties.

The parties now wish to replace the existing Master Supply Agreement by this Agreement.

Art. 1    Replacement of the Existing Master Supply Agreement

(1)	The Parties hereby agree that the existing Master Supply Agreement of 2017 is hereby terminated with effect as of 1st January 2020 and replaced by this Agreement.

(2)

Any orders of the Purchasers that SCHOTT has confirmed prior to 1st January 2020 but that are not yet fulfilled as of that date shall be executed by the parties in accordance with the provisions of this Agreement.

Art. 2    Object and Scope of this Agreement

(1)

Subject to the terms of this Agreement, SCHOTT or its subsidiaries as approved by the Purchaser shall deliver the products specified in Annex 1 (Products) and Purchaser shall purchase and pay for these. All Products shall be manufactured by SCHOTT in compliance with the terms of this Agreement.

(2)	The Parties agree that each of the Purchasers can place orders for the delivery of Products under the terms of this Agreement in its own name and on its own behalf.

(3)	SCHOTT shall not subcontract to third parties any manufacturing without the Purchaser’s prior written approval.

(4)	Both Parties hereby waive application of their respective standard terms for purchase respectively delivery.

Art. 3    Purchase Quantities, Split by Glass Type; Orders

(1)

Stevanato hereby covenants that it will order and take in calendar year 2020 a total quantity of [***] of the Products, with a permitted deviation of [***], either itself or via one of the other Purchasers.

(2)

For the subsequent calendar years during the term of this Agreement, Stevanato hereby covenants to purchase and take in each year at least the quantity of Products as (i) actually purchased or (ii) covenanted to be purchased under para. (1) in 2020, whichever quantity is higher. The exact quantity that Stevanato is obliged to purchase and take in a certain year will be determined as per Sec. 3 (3). Should the Parties for any of these years agree on a higher quantity as compared to the preceding year, such higher quantity shall become the new minimum quantity that Stevanato is obliged to purchase and take in the subsequent years.

(3)

Stevanato shall every year in October notify to SCHOTT in text form the actual quantity of Products that it wishes to purchase and take in the following year and the desired allocation on the various types of Products. To the extent the desired quantity is above the minimum binding quantity for such calendar year as per Sec. 3 (2), this requires approval by SCHOTT. The same applies to the desired allocation of the total quantity to the various types of Products.

(4)

Stevanato receives a special project price of [***] for a certain Product for [***] for a certain final customer for a maximum quantity of up to [***]. The Parties agree that such quantities shall not be counted towards the annual minimum quantity. For the first time with effect as of 1st January 2022, the special project price will be subject to adjustments as per Sec. 4.4.

(5)

Stevanato shall purchase and take in each calendar month 1/12 of the total quantity determined for the relevant calendar year as per Sections 3.1 through 3.3. Further, Stevanato shall provide at the latest one month prior to the beginning of a calendar quarter (i.e. 1st Jan, 1st Apr, 1st Jul, 1st Oct) a forecast detailing its prospective monthly demands during such quarter. If duly reflected in such forecast, Stevanato is entitled to increase or decrease the principle monthly quantity of[***].

(6)	Deliveries shall be made based on written orders or orders in such other format as agreed. SCHOTT shall confirm an order within 3 business days indicating the estimated delivery date.

(7)

If and when SCHOTT’s new [***] is ready for production and has been validated by Stevanato, SCHOTT will notify Stevanato in text format what maximum quantities of Products SCHOTT will be able to deliver from [***] to facilities of Stevanato in [***] during the calendar year. SCHOTT will further notify the applicable INCOTERM. Thereafter, SCHOTT will latest by 30th September of every year notify Stevanato of the maximum available quantities from [***] for the subsequent calendar year.

The prices for such deliveries from [***] will be determined by converting the relevant price list for deliveries to Stevanato’s site in [***] and then adding a [***]. The [***] shall be [***] of the [***] tax as it would be applicable at that time in case of delivery of the relevant Products into [***] from abroad. Thereafter, the so determined prices shall be adjusted as per Section 4.6.

Upon receipt of SCHOTT’s notifications, Stevanato may decide on the desired quantity from [***] at its free discretion and shall notify its decision to SCHOTT in text format within four weeks from receipt of SCHOTT’s notification. The so determined quantity does not change the minimum annual quantity as it has been determined for the relevant year as per Sections 3.1 and 3.2.

Art. 4    Prices, Price Adjustment, Payment Terms

(1)	The net prices and the applicable Incoterm are shown with respect to each of the Purchasers in Annex 1. The prices will be [***] as further specified in Sec. 4.4 through 4.6.

(2)

Unless explicitly agreed in Annex 1 or otherwise, all prices and deliveries are (i) CPT (INCOTERMS 2010) for the European sites and CFR Mexican Port resp. Chinese Port for the sites in Mexico resp. China, (ii) including outer packaging.

(3)	The purchase price shall be paid within [***] from the date of the invoice. The invoice will be issued upon shipment from SCHOTT’s site.

(4)

The prices for deliveries from SCHOTT sites in Germany, Brazil or India to the Purchasers’ sites in Europe, Mexico and China shall be [***], as the case may be, with effect for deliveries as of 1st January of a given year, if the manufacturing cost [***] have — on the basis of the indices mentioned therein — in their weighted average [***] between 1st July of the pre-preceding year and 30th June of the preceding year. The resulting price increase or decrease, as the case may be, shall be equivalent to [***] of the weighted overall change in the manufacturing cost as it has been determined by the above procedure.

The above price adjustment shall occur for the first time with effect for deliveries as of [***].

SCHOTT shall notify in text form Stevanato on behalf of all Purchasers at the latest until 30th September on whether an increase or decrease of prices will occur for the subsequent calendar year. SCHOTT is not obliged to disclose the details of its calculation, in particular not the weight of [***].

If Stevanato confirms the price adjustment, the new prices shall apply to all deliveries as of 1st January of the subsequent calendar year. The same shall apply if Stevanato does not expressly object to the price adjustment in text form within [***] from the receipt of the notification.

In case of an objection, SCHOTT and Stevanato shall instruct such auditing company that is in charge of auditing SCHOTT at the relevant time to examine the proposed price change in accordance with the terms of this Agreement. SCHOTT will disclose to such auditing company all information necessary for the determination. The result shall be binding on all Parties. Stevanato may not demand disclosure of the details of the calculation. The cost of the auditing company will be borne by SCHOTT and Stevanato in accordance with their respective share of success and failure.

(5)

The prices for deliveries to the Purchasers’ sites in Brazil shall be increased or decreased, as the case may be, based on the [***], for each year with effect as of [***]. The price adjustment will reflect [***]. However, solely for 2020 (i.e. from 1st March 2020) the price adjustment will reflect [***].

(6)

The prices for deliveries from SCHOTT’s site in China to the Purchasers’ site in China shall be increased or decreased, as the case may be, as per [***] of the official [***]. The adjustment shall be made once per year for all deliveries from 1st January of the subsequent year.

Art. 5    Security

The Products shall remain the property of SCHOTT until fully paid for by the relevant Purchaser. However, the Purchaser is entitled to process and resell the Products to its customers in its ordinary course of business.

Art. 6    Quality and Warranty

(1)

The Products shall meet the agreed quality (the Agreed Quality) at the moment of passing of risk. The Agreed Quality is defined exclusively by the relevant Technical Specifications as they may be amended from time to time or for special dimensions of the Products, currently being the “Technical Performance Specifications 2017”. Minor deviations from the Agreed Quality do not constitute a defect. SCHOTT expressly excludes any other or further warranty or guarantee, including but not limited to warranties or guarantees with regard to consistence, durability, fitness for purpose.

(2)

The warranty does not extend to Products that have been processed, modified or combined with other materials or products either by the Purchaser or any third party, unless it is proven that such changes had no negative impact on the Agreed Quality.

(3)

The Purchaser shall examine and inspect all PRODUCTS immediately upon delivery regarding deviations from the Agreed Quality (Defects). SCHOTT shall be notified in writing of visible Defects immediately upon delivery, in case of hidden Defects immediately after they have been detected, otherwise the Products shall be deemed accepted.

(4)	Should a Product have a Defect which is reported according to Sec. 6 (3), the liability of SCHOTT shall be limited to replacement of the defective Products. Claims for damages remain unaffected.

(5)	Return of defective Products requires prior written approval of SCHOTT.

(6)	All claims pursuant to this Section 6 become time-barred 6 months after delivery.

Art. 7    Intellectual Property Rights

SCHOTT warrants that — at the moment of the passing of risk - the Products are free from industrial property rights and copyrights of third parties (together the Proprietary Rights) in the country where they were manufactured.

Art. 8    Liability, third party claims

(1)	Subject to further contractual or statutory liability requirements, the liability of the SCHOTT for breach of contract or tort in connection with this Agreement or an individual delivery hereunder shall be limited to cases of wilful conduct or gross negligence of SCHOTT. Further, the liability of SCHOTT for lost profits is excluded. Finally, the aggregate maximum liability of SCHOTT under this Agreement is limited to [***].

(2)	Claims for damages due to Defects or under Sec. 7 become time-barred [***] after delivery. All other claims for damages become time-barred [***] from the time the respective claim arises.

(3)

The relevant Purchaser shall indemnify SCHOTT regarding third party claims (regardless of their legal basis, and including but not limited to claims for infringement of Proprietary Rights) which are raised against the SCHOTT in connection with the Products having been resold by the Purchaser, possibly after re-working or processing. However, this shall not apply, if and to the extent such third party claims are caused by Defects or the infringement of Proprietary Rights by SCHOTT and are not caused by any processing, storage or other handling of the Products by the Purchaser or any third party.

Art. 9    Force Majeure

(1)

Neither Party is liable for failure to fulfil its obligations to the extent this is due to circumstances that were not foreseeable at the time of conclusion of this Agreement and which cannot be overcome by reasonable means (“event of Force Majeure”). In any case, the following events are Force Majeure: war, hostilities, riot, explosion, fire, lightning, flood, earthquake, typhoon, epidemics, labour disputes, acts or omissions of government or authorities, interferences with production, shortage of raw materials or energy. This shall also apply in case Force Majeure affects a third party whose performance is necessary for the fulfilment of the obligations of the relevant Party.

(2)

In case of Force Majeure the affected Party shall automatically be excused from performance during the time Force Majeure continues. The affected Party shall inform the other Party of such event in writing without delay.

Art. 10    Term and Termination

(1)

This Agreement becomes effective on 1st January 2020 and shall remain in force for a period of 5 years until 31st December 2024. Any orders, placed and confirmed before the effective date of termination but fulfilled thereafter shall be governed by the terms and conditions of this Agreement.

(2)	Each party may terminate this Agreement for cause without observing a notice period in case of the following occurrences:

a)	Violation of a material provision of this Agreement by the other party, if such violation shall not have been remedied by said party within 60 days after written notice of such breach was given;

b)	Stoppage of payments by the other party, commencement of insolvency or comparable official proceedings;

c)

Change of control at any Party whereby change of control means that a third party acquires more than 50% of the voting rights in Stevanato or SCHOTT. Changes of control which occur within the SCHOTT group of companies or the Stevanato group of companies shall not grant a termination right.

(3)	Notice of termination shall be given in writing.

Art. 11    Assignment to third parties

No Party may assign its interest under this Agreement without the prior written consent of the other Party.

Art. 12    Confidentiality

(1)

The terms of this Agreement shall be kept in confidence. Each Party shall treat all documents, data and/or other information (the “Information”) which it received from the other Party or of which it otherwise acquired possession in connection with this Agreement, as confidentially as its own business secrets and shall use the Information for the purposes of this Agreement only.

(2)

This obligation shall not apply with regard to Information which is or has become generally known, the disclosure of which was approved in writing by the other Party, or which was autonomously developed or otherwise rightfully acquired by the other Party.

(3)	This obligation regarding confidentiality shall remain in force for a period of [***] years after the end of the term of this Agreement.

Art. 13    Miscellaneous Provisions

(1)	Additional oral agreements do not exist. Any amendments to this Agreement — including this clause — shall only be valid if made in writing and with reference to this Agreement.

(2)

If a provision of this Agreement is or becomes invalid, this shall not affect the validity of the remaining provisions. The Parties shall endeavour to replace the invalid provision with the legally valid provision coming closest to the intended economic, business and other purposes of the invalid provision.

(3)	In the event of any inconsistency between this Agreement and its Annexes, the provisions set forth in this Agreement shall prevail.

(4)	The term “in text form” shall include email.

(5)	This Agreement is subject to the laws of Switzerland. The rules on conflicts of laws as well as the United Nations Convention on Contracts for the International Sale of Goods (“CISG”) shall not apply.

(6)

All disputes arising in connection with this Agreement or any individual orders made hereunder shall be settled by way of arbitration in accordance with the arbitration rules of the International Chamber of Commerce. Place of the arbitration proceedings shall be Lausanne, Switzerland. The number of the arbitrators shall be three. The arbitration proceedings shall be conducted in the English. The decision of the arbitration panel shall be binding upon the parties.

For Stevanato Group S.p.a. and all other Purchasers

Piombino Dese, 21.11.2019

/s/ Sergio Stevanato	/s/ Franco Stevanato

For SCHOTT AG	Piombino Dese, 21.11.2019

/s/ Patrick Markschläger	/s/ Jürgen Achatz
Dr. Patrick Markschläger	Jürgen Achatz
Executive Vice President BU Tubing	Global Sales Director Pharma Tubing

Annexes:
Annex 1:	Products, Prices, INCOTERMS [***]
Annex 2:	Manufacturing Price Indices

Annex 2 - to the Master Suppiy Agreement between SCHOTT AG and Stevanato Group effective as of [***]

Indices [***]

Listed Indices refer to indices as [***].

[***]

Annex 1 - to the Master Supply Agreement between SCHOTT AG and Stevanato Group effective as of [***].

Products, Prices, INCOTERMS [***]